UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On July 18, 2023, Syros Pharmaceuticals, Inc. (the “Company”) received notice from Pfizer, Inc. (“Pfizer”), as successor to Global Blood Therapeutics, Inc. (“GBT”) that Pfizer has elected to exercise its right to terminate the License and Collaboration Agreement dated December 17, 2019 by and between the Company and GBT (the “Agreement”) related to the discovery, development and commercialization of novel therapies for sickle cell disease and beta thalassemia. The effective date of termination of the Agreement is October 16, 2023.

Under the terms of the Agreement, the Company granted to GBT an option to obtain an exclusive, worldwide license, with the right to sublicense, under relevant intellectual property rights and know-how of the Company arising from the collaboration to develop, manufacture and commercialize any compounds or products resulting from the collaboration. This option will terminate simultaneously with the effective date of termination of the Agreement. In addition, the Agreement requires GBT to reimburse the Company for full-time employee and out-of-pocket costs and expenses incurred by the Company in accordance with the agreed upon research budget through the effective date of termination.

GBT previously made an upfront payment of $20.0 million to the Company in January 2020 in connection with entering into the Agreement. The Company was eligible to receive up to $315 million in option exercise, development, regulatory, commercialization and sales-based milestones per product candidate and product resulting from the collaboration, along with tiered mid-to-high single digit royalties as percentages of calendar year net sales on any licensed product.

The Company intends to seek to identify a new out-licensing partner for its sickle cell disease program.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement filed, with confidential terms redacted, as Exhibit 10.22 to its Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s intention to seek to identify a new outlicensing partner for its sickle cell disease program. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: July 21, 2023	By:	/s/ Jason Haas
Jason Haas Chief Financial Officer